EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 333-66398 on Form S-8 of Valence Technology, Inc. of our report dated May 24, 2002 appearing in the Annual Report on Form 10-K of Valence Technology, Inc. for the year ended March 31, 2002.


/s/ Deloitte & Touche LLP

Austin, Texas
December 5, 2002